--------------------------------------------------------------------------------
                         NEXSTAR PHARMACEUTICALS, INC.

                  PROXY SOLICATED BY THE BOARD OF DIRECTORS
                   FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JULY 29, 1999

     The undersigned hereby appoints Michael E. Hart and Lawrence M. Gold, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Nexstar Pharmaceuticals, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Nexstar Pharmaceuticals, Inc. to be held at The Boulder Broker Inn, 555 30th Street, Boulder, Colorado on Thursday, July 29, 1999 at 10 a.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

--------------------------------------------------------------------------------
                         -  FOLD AND DETACH HERE  -

--------------------------------------------------------------------------------
                                                              Please mark
                                                              your votes as
                                                              indicated in
                                                              this example   /X/


UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

1. To approve and adopt the agreement and plan of merger between Nexstar and Gilead Sciences, Inc, dated February 28, 1999 and to approve the merger thereunder.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                    FOR       AGAINST        ABSTAIN
                    / /         / /            / /

Signature(s) ______________________________________ Dated: ______________, 1999

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, Administrators, Trustees, Guardians and Attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Please vote, date, sign and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States.

--------------------------------------------------------------------------------
                         -  FOLD AND DETACH HERE  -